UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

          Date of Report (Date of earliest event reported): October 27, 2003
                          --------------------------



                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

                          --------------------------



England and Wales               33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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



Item No. 5      Press release dated 27 October 2003 - Notice of Results

                                                               Press enquiries:

                    Joe Kelly,  tel: 0207 306 1771; email: joe.kelly@marconi.com
                   David Beck, tel: 0207 306 1490; email: david.beck@marconi.com


                                                             Investor enquiries:
             Heather Green, tel: 0207 306 1735; email: heather.green@marconi.com



                            Marconi Corporation plc
                     Interim Results - Analyst Presentation




London - 27 October 2003 - Marconi Corporation plc (LSE: MONI; NASDAQ: MRCIY) will publish its interim results for the three months and six months ended 30 September 2003 on Thursday 13 November 2003.

Management will host a presentation for financial analysts at 4pm (UK time) on that date in London.

Equity and fixed income analysts and investors wishing to attend are requested to register and obtain full details by contacting:

Marconi Investor Relations - Matthew Brooks on +44 (0) 24 7656 2249 or investor.relations@marconi.com

Simultaneous conference call and audiocast facilities will be available.

ENDS/...



About Marconi Corporation plc

Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on Nasdaq under the symbol MRCIY.

Additional information about Marconi Corporation can be found at www.marconi.com.

Copyright (c) 2003 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: October 27, 2003